As filed with the Securities and Exchange Commission on January 6 , 2017.

Registration No. 333-213406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROGREEN US, INC.

(Exact name of Registrant as specified in its charter)

Delaware	6500	59-3087128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6443 Inkster Road, Suite 170-D

Bloomfield Township, MI 48301

(248) 973-8851

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jan Telander

Chief Executive Officer

Progreen US, Inc.

6443 Inkster Road, Suite 170-D

Bloomfield Township, MI 48301

(248) 973-8851

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Paige

Michael Paige Law PLLC

1120 20th Street, NW, South Tower

Washington, DC 20036

(202) 363-4791

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by checkmark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Progreen US, Inc. is filing this pre-effective amendment No. 4 (this “Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-213406) (the “Registration Statement”) to file Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 23.1. The prospectus is unchanged and has been omitted.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13.    Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$201.40
Blue Sky fees and expenses	$500
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Printing and engraving expenses	$4,000
Miscellaneous	1,000

Total	$30,701.40

Item 14.    Indemnification of Directors and Officers

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law permits eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit

As provided by Section 145 of the DGCL, we have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 contains a similar indemnification power of the Company with respect any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (shareholder derivative suits).

Under Section 145, to the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defence of any such action, suit or proceeding, or in defence of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. (d)  A determination as to the applicable standard of conduct for eligibility for indemnification shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

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(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

Expenses (including attorneys' fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this section.

This indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL, continues, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

Our Certificate of Incorporation provides in Article 10 that no director of this Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (a) for breach of the director's duty of loyalty to this Company or its shareholders, (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Article 11 of our Certificate of Incorporation provides that:

a)          each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding whether civil, criminal or administrative, (a "Proceeding"), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an "Investigation"), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnitee"), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in Article 11 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that an Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under Article 11or otherwise (an "Undertaking").

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b)           If a claim under Article 11(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under Article 11 or otherwise shall be on the Company. The rights to indemnification and to the Advancement of Expenses conferred in Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise

c)          The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

d)          The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

e)          Notwithstanding the indemnification provided for by Article 11, the Company's bylaws, or any written agreement, such indemnity shall not include any expenses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim against any Indemnitee whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

Item 15.    Recent Sales of Unregistered Securities

The issuances of our securities listed below were made in reliance on exemption from registration provided by under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as we reasonably believed that the investors were sophisticated, that no general solicitations were involved, and the transactions did not otherwise involve a public offering.

The following reports filed by the Company provide the disclosures as to sales of unregistered securities by the Company over the last three years, which information is incorporated herein by reference:

Type of Report	Date Filed

Current Report on Form 8-K	November 25, 2014

Current Report on Form 8-K	September 14, 2015

Current Report on Form 8-K	February 18, 2016

Current Report on Form 8-K	March 9, 2016

Current Report on Form 8-K	June 13, 2016

Current Report on Form 8-K	June 27, 2016

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Item 16.    Exhibits and Financial Statement Schedules

(a)(3) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated March 6, 2001, by and between the Fairfax Group, Inc., a Florida corporation, and Diversified Product Inspections, Inc., a Florida corporation. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 6, 2001.)

3.1	Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.1a	Amendment to Certificate of Incorporation, filed July 8, 2009. (Incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K/A, filed with the Commission on September 16, 2009.)

3.1b	Certificate of Ownership merging the Company’s wholly-owned subsidiary, Progreen Properties, Inc., into the Company, effective September 11, 2009. (Incorporated by reference to Exhibit 3.7 to the Company’s Current Report on Form 8-K, filed with the Commission on July 28, 2009.)

3.1c	Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K/A, filed with the Commission on September 16, 2009.)

3.1d	Certificate of Designations for Series A Convertible Preferred Stock, filed with the Delaware Secretary of State on February 17, 2016. (Incorporated by reference to Exhibit 3.1d to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

3.1e	Certificate of Designations for Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on March 9, 2016. (Incorporated by reference to Exhibit 3.1e to the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2016.)

3.1f	Certificate of Amendment, filed with the Delaware Secretary of State on February 9, 2016. (Incorporated by reference to Exhibit 3.1f to the Company’s Annual Report on Form 8-K, filed with the Commission on July 11, 2016.)

3.1g	Certificate of Amendment, filed with the Delaware Secretary of State on July 7, 2016. (Incorporated by reference to Exhibit 3.1g to the Company’s Current Report on Form 8-K, filed with the Commission on July 12, 2016.)

3.2	By-Laws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.3	Agreement and Plan of Merger, dated December 11, 2008, between the Company and Diversified Product Inspections, Inc., a Florida corporation. (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.4	Articles of Merger of Diversified Product Inspections, Inc., a Florida corporation, with the Company, dated December 11, 2008, filed with the Florida Secretary of State. (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.5	Certificate of Merger of Diversified Product Inspections, Inc., a Florida corporation, with the Company, dated December 11, 2008, filed with the Delaware Secretary of State. (Incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

5	Opinion of Michael Paige Law PLLC. (Incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form S-1, filed with the Commission on August 31, 2016.)

10.5	Settlement Agreement and Asset Purchase Agreement dated as of September 30, 2008 among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Company, John Van Zyll, Ann Furlong, and Marvin Stacy, Sofcon, Limited, EIG Venture Capital, Limited, and EIG Capital Investments Limited, and the First and Second Amendments thereto. (Incorporated by reference to Annex A to the Company’s definitive proxy statement for its special meeting of shareholders held on March 26, 2009, filed on February 13, 2009.)

10.6	Subscription Agreement, dated July 22, 2009, between the Company and EIG Venture Capital, Ltd. (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Commission on July 28, 2009.)

10.6a	(Amendment No. 1, dated December 1, 2009, to Subscription Agreement, dated July 22, 2009, between the Company and EIG Venture Capital, Ltd. (Incorporated by reference to Exhibit 10.6a to the Company’s Current Report on Form 8-K, filed with the Commission on December 12, 2009.)

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Exhibit No.	Description
10.7	Form of Subscription Agreement for the Company's 13.5% Secured Convertible Debentures. (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the Commission on November 10, 2009.)

10.8	Form of the Company’s 13.5% Secured Convertible Debenture. (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the Commission on November 10, 2009.)

10.9	Amendment to Secured Convertible Debenture, dated as of December 14, 2011. (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on December 16, 2011.)

10.10	Second Amendment to Secured Convertible Debenture, dated as of February 8, 2012. (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 16, 2012.)

10.11	2012 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the Commission on June 7, 2012.)

10.12	Form of Restricted Stock Units Agreement issued pursuant to 2012 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the Commission on June 7, 2012.)

10.13	Membership Interest Purchase Agreement made and entered into effective April 30, 2012, by and among the Company, American Residential Gap LLC, and Progreen Properties III LLC; Progreen Properties VII, LLC; Progreen Properties VIII LLC; Progreen Properties IX LLC; and Progreen Properties XI, LLC [including Assignment of Membership Interest by the Company, dated April 30, 2012; Assignment and Assumption of Leases, dated as of May 1, 2012, between the Company and American Residential Gap LLC; one-year Lease Guaranty of the Company, dated as of May 1, 2012. (Incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed with the Commission on July 30, 2012.)

10.14	Management Agreement, made and entered into as of April 30, 2012, by and between Progreen Properties Management LLC and American Residential Gap LLC. (Incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K, filed with the Commission on July 30, 2012.)

10.15	Agreement, dated May 30, 2013, between the Company and Rupes Futura AB, for the Sale of Investment Units in American Residential Gap ApS. (Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2013.)

10.16	Promissory Note issued to KBM Worldwide, Inc. (Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2013.)

10.17	Securities Purchase Agreement, dated as of November 19, 2014, between KBM Worldwide, Inc. and the Company. (Incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K, filed with the Commission on November 25, 2014.)

10.18	Fifth Amendment to Secured Convertible Debenture, dated as of December 19, 2014. (Incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.19	Working Construction Agreement between American Residental GAP LLC and Progreen Construction LLC, dated as of March 1, 2015. (Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.20	Promissory Note issued March 12, 2015 to Vis Vires Group, Inc., (Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.21	Securities Purchase Agreement, dated as of March 12, 2015, between Vis Vires Group, Inc. and the Company. (Incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.).

10.22	Amendment, dated as of March 15, 2015, to Investment Agreement between American Residential Fastigheter AB and the Company. (Incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.23	Promissory Note issued April 21, 2015 to Vis Vires Group, Inc. (Incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.24	Securities Purchase Agreement, dated as of April 21, 2015, between Vis Vires Group, Inc. and the Company. (Incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

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Exhibit No.	Description
10.25	Instalment Payment Agreement, dated June 25, 2015, between American Residential Fastigheter AB and the Company. (Incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.26	Promissory Note issued to JMJ Financial, issued September 2, 2015. (Incorporated by reference to Exhibit 10.26 to the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 2015.)

10.27	Representations and Warranties Agreement, dated September 2, 2015, between JMJ Financial and the Company. (Incorporated by reference to Exhibit 10.27 to the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 2015.)

10.28	Assignment and Assumption Agreement, dated February 9, 2016, by and between the Company, EIG Venture Capital Ltd and Rupes Futura AB, with regard to assignment of 13.5% Secured Convertible Debenture, due November 5, 2015. (Incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.29	Conversion Agreement, dated as of February 9, 2016, between EIG Venture Capital Ltd. and the Company. (Incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.30	Form of Subscription Agreement for purchase of shares of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.31	Purchase Agreement, dated March 8, 2016, between the Company and American Residential Fastigheter AB. (Incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2016.)

10.31a	Amendment No. 1 to Purchase Agreement, dated March 8, 2016, between the Company and American Residential Fastigheter AB. (Incorporated by reference to Exhibit 10.31a to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.32	Joint Venture Contract, dated February 12, 2016, between Immobiliaria Contel and the Company. (Incorporated by reference to Exhibit 10.32 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.33	Recognition Agreement with Debt Mortgage Guarantee, dated February 12, 2016, between Immobiliaria Contel and the Company. (Incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.34	Investment Agreement, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.34 to the Company’s Current Report on Form 8-K, filed with the Commission on June 27, 2016.)

10.35	Registration Rights Agreement, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.35 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.36	Common Stock Purchase Warrant, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.37	Form of $22,000 Convertible Debenture issued to Tangiers Global, LLC June 23, 2016. (Incorporated by reference to Exhibit 10.37 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.37a	Amended and Restated 5.83% Fixed Convertible Promissory Note, dated August 25, 2016, issued to Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.37a to the Company’s Registration Statement on Form S-1, filed with the Commission on August 31, 2016.)

23	Consent of MaloneBailey, LLP. (Incorporated by reference to Exhibit 23 to the Company’s Registration Statement on Form S-1, filed with the Commission on August 31, 2016.)

23.1	Consent of MaloneBailey, LLP, filed herewith.

14.1	Code of Ethics. (Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB, filed with the Commission on March 31, 2006.)

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Item 17.    Undertakings

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on January 6, 2017.

PROGREEN US, INC.

By:	/s/ Jan Telander
Jan Telander
Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities indicated on January 6, 2017.

Name	Title

/s/ Jan Telander	Chief Executive Officer and Director
Jan Telander

/s/ Michael Hylander	Director
Michael Hylander

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EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

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